SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934 (Amendment
                                    No. ____)

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-12

                               VISX, Incorporated


                (Name of Registrant as Specified In Its Charter)

        Carl C. Icahn, Barberry Corp. and High River Limited Partnership


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:



         2)      Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         4)       Proposed maximum aggregate value of transaction:



         5)       Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0_11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:



         2)       Form, Schedule or Registration Statement No.:



         3)       Filing Party:



         4)       Date Filed:







                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               VISX, INCORPORATED

                               -------------------
                                 PROXY STATEMENT

                                       OF

                                 BARBERRY CORP.

                               -------------------

To Our Fellow VISX Stockholders:

                  This Proxy Statement and the accompanying _____ proxy card are being furnished to stockholders ("Stockholders") of VISX, Incorporated ("VISX" or the "Company") in connection with the solicitation of proxies by Barberry Corp. ("Barberry"), a Delaware corporation controlled by Carl C. Icahn, to be used at the 2001 Annual Meeting (the "Annual Meeting"), of Stockholders of VISX which is scheduled to be held at 8:00 a.m. local time on May 4, 2001 at The Embassy Suites Santa Clara/Silicon Valley location at 2885 Lakeside Drive, Santa Clara, CA 95054, and at any adjournments, postponements or continuations thereof. This Proxy Statement and the _____ proxy card are first being furnished to Stockholders on or about ________, 2001.

                  At the Annual Meeting, Barberry will seek to elect to the Board of Directors of VISX, a slate of five (5) nominees, including Mr. Icahn, named below under "Election of Directors". Each of the nominees (each a "Nominee" and, collectively, the "Nominees") has been selected by Mr. Icahn.

                  If elected, the Nominees, subject to the exercise of their fiduciary duty to the Stockholders, will immediately consider the following proposals by Mr. Icahn: (i) authorizing a stock repurchase plan for the Company to purchase up to 25% of the Company's issued and outstanding stock, (ii) forming an executive search committee, and (iii) evaluating all significant strategic options available to the Company, including a possible sale, merger or other business combination, if such transaction can be accomplished at a significant premium over the current market price. Mr. Icahn believes that Stockholder value would be enhanced by such actions.

                  Mr. Icahn, Barberry and the other participants in this proxy solicitation have no interest in VISX other than as Stockholders.


                  THE NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF VISX CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE YOUR _____ PROXY CARD FOR THE NOMINEES.

                  IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE

FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE _____ PROXY CARD AS SOON AS POSSIBLE.

IMPORTANT

                  The election of the Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the Annual Meeting. As a result, your vote is extremely important in deciding the future of the Company. We urge you to mark, sign, date and return the enclosed _____ proxy card to vote FOR the election of the Nominees.

                  WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY VISX. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED _____ PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "VOTING PROCEDURES" AND "PROXY PROCEDURES" BELOW.

                  Only holders of record of VISX's voting securities as of the close of business on March 19, 2001 (the "Record Date") are entitled to notice of, and to attend and to vote at the Annual Meeting and any adjournments or postponements thereof. According to the proxy statement of VISX filed with the Securities and Exchange Commission ("VISX's Proxy Statement"), as of the Record Date, there were outstanding approximately 57,566,531 shares of common stock, par value $.01 per share (the "Common Stock"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of VISX held on the Record Date.

                  As of the Record Date, Mr. Icahn, Barberry and its affiliates beneficially owned an aggregate of 6,020,005 shares of Common Stock, representing approximately 10.5% of the outstanding shares of Common Stock. Barberry and its affiliates intend to vote such shares FOR the election of the Nominees.

      VOTE FOR THE NOMINEES BY RETURNING YOUR COMPLETED _____ PROXY TODAY.

BACKGROUND OF THE PROXY SOLICITATION

                  In opposition to the current board of directors of VISX, Barberry is seeking the proxies of Stockholders to be used to elect the Nominees as Directors of VISX at the 2001 Annual Meeting. If elected, the Nominees, subject to the exercise of their fiduciary duty under the Delaware Corporate Law, plan to consider (i) authorizing a stock repurchase plan for the Company to purchase up to 25% of the Company's issued and outstanding stock, (ii) forming an executive search committee, and (iii) evaluating all significant strategic options available to the Company, including a possible sale, merger or other business combination, if such transaction can be accomplished at a significant premium over the current market price. While Nominees plan to consider forming an executive search committee as stated above, the Nominees have no current specific plans to change the existing management or operations of VISX. Each of the Nominees has consented, if so elected, to serve as a director.

Participants in Solicitation of Proxies

                  In addition to the Nominees, who are: Messrs: Becker, Glass, Icahn, Waksal and Zegger, the participants (the "Participants") in the solicitation of proxies are Barberry and its affiliate High River Limited Partnership ("High River"), both of which entities are owned directly or indirectly by Mr. Icahn.

                  High River is a Delaware limited partnership, principally engaged in the business of investing in securities. High River's general partner is Barberry. Barberry is primarily engaged in the business of investing in securities. The principal business address of each of High River and Barberry 1 Wall Street Court, 9th floor, New York, New York 10005.

                  Mr.  Icahn's  present  principal   occupation  is  acting  as
a Director of Starfire Holding Corporation, a Delaware corporation ("Starfire"), and as the Chairman of the Board and Director of various subsidiaries and affiliates of Starfire. Mr. Icahn's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

                  Mr. Icahn, through the companies he owns, may be deemed to be the indirect beneficial owner of 6,020,005 shares of the Common Stock, which represents approximately 10.5% of outstanding shares of Common Stock.

                  High River is the direct beneficial owner of 3,245,505 shares of the Common Stock. Barberry is the direct beneficial owner of 2,774,500 shares of the Common Stock and, in addition, as the sole general partner of High River, Barberry may be deemed to be the indirect beneficial owner of 3,245,505 shares of the Common Stock. Gail Golden, the spouse of Mr. Icahn, is the direct beneficial owner of 1,990 shares of the Common Stock.

                  The purchase of the 6,020,005 shares of Common Stock was made with working capital of Barberry and High River and pursuant to margin accounts in the regular course of business.

                  All transactions in the securities of VISX effected within the past 2 years by High River, Barberry, and other affiliates of Mr. Icahn are contained in Appendix I attached hereto.

                  On July 28, 2000, following the Company's receipt of Mr. Icahn's notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Board of Directors of the Company adopted a poison pill, that was set forth in the Rights Agreement, which the company described in its Form 8-K filing made on August 4, 2000.

                  On October 20, 2000, affiliates of Purchaser filed a Schedule 13D, with respect to the Company, with the SEC, in which the following was stated to describe the purpose of the transaction:

                           "Registrants acquired the Shares because they believe
                  that they are undervalued compared to what Registrants believe is their intrinsic value. Registrants would consider acquiring additional Shares from time to time depending on market conditions, provided that such purchases are not prohibited by Issuer's newly adopted poison pill.

                           On October 20, 2000,  Mr. Icahn spoke with  Elizabeth
                  H. Davila, Issuer's President and Chief Operating Officer. They discussed Registrants' view that the poison pill's 10% threshold is unreasonably low and that the poison pill should be amended to increase the threshold. They also discussed Registrants' view that the

                  Issuer should seek to sell itself to a larger company with a more integrated line of products so that Issuer can more effectively compete with the better capitalized and broader-based companies in its field. Ms. Davila indicated that she would take Registrants' views under advisement.

                           Depending  upon  market   conditions  and  its  views
                  concerning the poison pill, Registrants may determine to acquire additional Shares of Issuer at any time and from time to time in the open market or otherwise. Depending upon market conditions, Registrants may determine to sell Shares at any time and from time to time in the open market or otherwise."

                  On November 3, Mr. Icahn delivered a letter to Mr. Mark Logan, Chairman and Chief Executive Officer of the Company, which read as follows:

                  [Carl C. Icahn Letterhead]


                                                 November 3, 2000


      Mark Logan, Chairman and Chief Executive Officer
      VISX, Incorporated
      3400 Central Expressway

      Santa Clara, CA 95051

      Dear Mr. Logan:

               On October 20, 2000, I called you as a courtesy to advise of our impending filing of a Schedule 13D reporting the acquisition by my companies of 9.9% of the outstanding stock of VISX.

               In your absence, I spoke to Elizabeth Davila, President and Chief Operating Officer of VISX. We discussed both (i) my desire to acquire additional shares which could be accomplished if your newly adopted poison pill were amended to raise the threshold higher than 10% and (ii) my view that the shareholders of VISX would be well served if the Company's business could be sold to a better capitalized company with a broader product base in the ophthalmologic field. Ms. Davila indicated that she understood both issues and would take them under advisement.

               Since that conversation, I placed a number of calls to you to further discuss these matters and have not even received the courtesy of a return call.

               As I indicated to Ms. Davila, I strongly believe that the poison pill's threshold is unreasonably low at 10% and should be raised, if the poison pill is not eliminated which would be even more preferable. Furthermore, VISX' business and, therefore, stockholder value would be greatly enhanced, in my opinion, if VISX actively sought a merger partner fitting the description set forth above. The time to take this action is now. You and the Board of Directors have a duty to VISX stockholders to affirmatively seek to enhance values and not take a non-committal attitude while VISX' market value continues to erode.

               I continue to look forward to hearing from you so that we may discuss these matters.

                                                           Very truly yours,


                                                           /s/ Carl C. Icahn
                                                               Carl C. Icahn



                  On December 5, 2000, Barberry and its affiliates notified the Company of their list of their possible nominees for directors if they were going to nominate directors at the Company's 2001 annual meeting. Barberry and its affiliates had then not yet determined whether they were actually going to offer nominations for directors at the annual meeting. On the same day, affiliates of Purchaser filed an amendment to Schedule 13D, with respect to the Company, with the SEC, in which the following was stated to further describe the purpose of the transaction:

               "Registrants believe that Issuer and its stockholders would benefit from a consolidation of Issuer with a larger pharmaceutical or medical device company which would allow the Issuer's products and services to be bundled with other ophthalmic products and services, achieving better operating leverage through the consolidated entity's extensive field service capabilities. Registrants have attempted, without success, to contact Issuer's Chief Executive Officer to discuss this matter.

               Registrants have determined to conduct a proxy contest to elect directors to Issuer's Board of Directors who would favorably consider implementing Registrant's views that such a consolidation would be beneficial to Issuer and its stockholders. In furtherance thereof, Barberry notified Issuer on December 5, 2000, in accordance with Issuer's By-laws, of its intention to propose the nomination of persons for election as directors at the forthcoming annual meeting of Issuer's stockholders. A copy of the notification letter ("the Notification Letter") is attached hereto as Exhibit 1 and incorporated in its entirety herein by reference. The Notification Letter provides Issuer with certain information required by Issuer's by-laws concerning Barberry and certain of its affiliates and concerning the nominees.

               In furtherance of the possible proxy contest, High River has entered into agreements with the intended nominees (each a "Nominee Agreement") named in the

      Notification Letter. The form of the Nominee Agreement is attached hereto as Exhibit 2 and incorporated in its entirety by reference.

               Registrants will continue to seek to discuss with Issuer means of enhancing stockholder value. If and when Registrants determine not to proceed with the proxy contest, they will so notify Issuer."

      On December 15, 2000, Mr. Icahn delivered a letter to Mr. Logan, which read as follows:

                  [Carl C. Icahn Letterhead]


                                                   December 15, 2000


       Mark Logan

       Chairman and Chief Executive Officer
       VISX, Incorporated
       3400 Central Expressway
       Santa Clara, CA 95051

       Dear Mr. Logan,

                As one of the largest stockholders of VISX, Inc., I am deeply troubled with rumors of ongoing negotiations between VISX and Bausch & Lomb (B&L) to settle, what is in my opinion, a very legitimate patent infringement claim by VISX against B&L.

                I have been advised by patent experts that VISX's patent is both strong and broad in covering laser vision surgery. Based on such advice, I believe that B&L's patent position is weak and the likelihood of VISX's success on the merits in this litigation is very high.

                VISX has  created a valuable  technology  and has the
       patents to protect it. Entering into a premature and unattractive settlement agreement with B&L and possibly licensing the company's technology could, in my opinion, damage the company and limit its ability to successfully merge or be sold. As previously proposed in my recent filing with the Securities and Exchange Commission, I believe VISX's management should be focused on increasing stockholder value by finding a suitable purchaser or merger partner.

                                               Very truly yours,

                                               /s/ Carl C. Icahn
                                               Carl C. Icahn

                  Subsequent to the foregoing correspondence, Mr. Icahn and Barberry have determined that the Stockholder value would immediately be enhanced by the adoption of a stock buy-back program of much greater proportions than the program that VISX now has in effect. In their view, VISX should seek to repurchase of up to 25% of the Company's outstanding shares. They further believe that, in the future, a sale, merger or other business combination of the Company will be beneficial for the Company and its Stockholders and they believe that the Nominees should work to that end.

ELECTION OF DIRECTORS

                  According to VISX's proxy statement in connection with the 2001 Annual Meeting, VISX's management is going to nominate five (5) candidates for the election as directors. Barberry proposes that VISX Stockholders elect the Nominees to be nominated by Barberry as the Directors of VISX at the Annual Meeting. Each Nominee, if elected, would hold office until the 2002 Annual Meeting of Stockholders and until a successor has been elected and qualified. Although Barberry does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such occurrence, proxies may be voted for a substitute designated by Barberry.

                  Background information about the Nominees is set forth below. The Nominees are not receiving any compensation from Mr. Icahn, Barberry or any of their affiliates in connection with this proxy solicitation. See Appendix I for additional information about the Nominees, including their ownership, purchase and sale of securities issued by VISX.

JUDGE JEROME M. BECKER, age 65, serves as Chairman of the New York State Housing Finance Agency, the New York State Affordable Housing Corporation, the New York State Project Finance Agency and the New York State Municipal Bond Bank. Judge Becker also serves as Vice-Chairman of the State of New York Mortgage Agency. Judge Becker is a Director of the New York State Mortgage Loan Enforcement and Administration Corporation, Director of the New York State Housing Trust Fund Corporation and Member of the Homeless Housing Assistance Corporation. He is also a Brigadier General in the New York Guard. Judge Becker has formerly served as a Family Court Judge of the State of New York and as an Acting Criminal Court Judge of the New York City Criminal Court. He also served as Special District Attorney of Kings County (Brooklyn), Chairman of the New York City Conditional Release Commission (Parole), Chairman of the New York City Youth Board, Commissioner of the New York City Human Rights Commission and Member of the New York City Board of Correction. Judge Becker is a member of the New York State Bar having been admitted in 1962 and since has become a member of the Washington DC, Colorado and Pennsylvania Bars. He is also admitted to various federal courts including the United States Supreme Court. Judge Becker has also practiced law privately having represented domestic and international real estate interests. Mr. Becker currently serves as Director of Stratosphere Corporation.

RUSSELL D. GLASS Since April 1998, Mr. Glass, age 38, has been President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm. Since August 1998 he has also served as Vice-Chairman of Lowestfare.com, LLC, an internet travel reservations company. Since April 2000 Mr. Glass has also served as the Chief Executive Officer of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm. He currently serves as a Director of Axiom Biotechnologies, Inc., a pharmacology profiling company; Cadus Pharmaceutical Corporation; Lowestfare.com, Inc.; National Energy Group, Inc., an oil & gas exploration and production company; Next Generation Technology Holdings, Inc.; and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

CARL C. ICAHN, age 65, has served as Chairman of the Board and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1982 and ACF Industries Holdings Corp., a privately-held holding company for ACF, since August 1993. He has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a Director of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents, since 1993. Since August 1998 he has also served as Chairman of the Board of Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been the Chairman and Chief Executive Officer of Stratosphere Corporation which operates a hotel and casino. All of the foregoing companies are affiliated with Mr. Icahn. Mr. Icahn received his B.A. from Princeton University. Please see Appendix II for additional information.

DR. SAMUEL D. WAKSAL, age 51, is the President and Chief Executive Officer of ImClone Systems Incorporated, a biopharmaceutical company. Dr. Waksal spent the first part of his career in academic medicine. From 1982 to 1985, he was a member of the faculty of Mount Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. Dr. Waksal has also served as Visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist at the Tufts Cancer Research Center. Dr. Waksal has been a visiting Professor at the Weizmann Institute in Israel and the Pasteur Institute in France. He has published over fifty review articles and chapters in the field of immunology and cancer. Dr. Waksal has helped to found over 15 biopharmaceutical companies including Medicis Pharmaceutical Corporation, Cadus Pharmaceutical Corporation and Merlin Pharmaceutical Corporation (now part of Cell Genesys Corporation). He sits on the boards of Tribeca Pharmaceutical Corporation, Prototek, Microbes Incorporated, Valigen and Amerimed Corporation. Dr. Waksal was also a founding board member of the New York Biotechnology Association and sits on its executive committee. He is also on the Board of Advisors of Rockefeller University.

PAUL J. ZEGGER, age 41, is a partner of Pennie & Edmonds LLP, a law firm specializing in intellectual property and technology law. Mr. Zegger joined the New York office of Pennie & Edmonds LLP in 1987. He has worked in all phases of patent law including litigation, prosecution, licensing, validity and infringement study and counseling. His primary area of technical expertise is in chemical engineering, chemistry, pharmaceuticals, and biotechnology.

Mr. Zegger has extensively litigated intellectual property matters before the Federal district courts and Court of Appeals for the Federal Circuit. Mr. Zegger received a B.S. in Chemical Engineering in 1982 from the University of Massachusetts and J.D. in 1987 from Albany Law School of Union University. He is member of the bars of the states of New York, Connecticut and the District of Columbia and is admitted to practice before numerous Federal district courts, the Court of Appeals for the Federal Circuit and the United States Supreme Court. He is also registered to practice before the United States Patent and Trademark Office. Mr. Zegger is also a member of the American Intellectual Property Law Association and the New York Intellectual Property law Association. He has been a speaker on various issues pertaining to patent law.

                  WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED _____ PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE _____ PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE _____ PROXY CARD FOR THE ELECTION OF ALL THE NOMINEES.

                  All  transactions  in  securities  of VISX  engaged  in by any
Nominee during the past two years, as well as current ownership of any such securities by any Nominee, are listed on Appendix I attached hereto. No Nominee owns any securities of VISX of record but not beneficially. No Nominee owns beneficially any securities of any parent or subsidiary of VISX. In addition, and except as stated herein, no Nominee or any of their associates has any agreement or understanding with respect to future employment by VISX and no such person has any agreement or understanding with respect to any future transactions to which VISX will or may be a party.

                  Except as described herein, no Nominee nor any of their associates (i) has engaged in or had a direct or indirect interest in any transaction or series of transactions since the beginning of VISX's last fiscal year or in any currently proposed transaction, to which VISX or any of its subsidiaries is a party, where the amount involved was in excess of $60,000,
(ii) owns beneficially or of record any securities of VISX, (iii) borrowed any funds for the purpose of acquiring or holding any securities of VISX or is presently, or has been within the past year, a party to any contract, arrangement or understanding, with any person with respect to securities of VISX.

AGREEMENTS WITH NOMINEES

                  High River has entered into a letter agreement (the "Nominee Agreements") with each of the Nominees with respect to their service as nominees, to stand for election as Directors of VISX at the Annual Meeting. The Nominee Agreements each provide, among other things, as follows:

* The nominee has acknowledged that he has agreed to become a member of the slate of nominees to stand for election as directors of the VISX in connection with a proxy contest with management of VISX in respect of the election of directors of VISX at the Annual Meeting.

* High River has agreed to pay the costs of the proxy contest.

* High River has agreed to indemnify each nominee from and against any losses incurred by the nominee arising from any action relating to such nominee's role as a nominee, absent gross negligence or willful misconduct.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                  According to VISX's Proxy Statement, VISX is soliciting proxies with respect to one (1) proposal other than election of directors. Please refer to VISX's Proxy Statement for a detailed discussion of this proposal, including various arguments in favor of and against such proposals. This proposal is discussed briefly below.

Item 2 -- Ratification of Appointment of Independent Auditors

                  At the Annual Meeting, the Stockholders will be asked to ratify the appointment of Arthur Andersen LLP as VISX's independent auditors for the year ending December 31, 2001. Barberry recommends a vote FOR this proposal.

Other Proposals

                  Except as set forth above, we are not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, the persons named on the _____ proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of Barberry and/or the Nominees as determined by Barberry in its sole discretion, in which event such persons will vote on such proposals at their discretion.

Voting on Item 2

                  The accompanying _____ proxy card will be voted in accordance with your instruction on such card. You may vote for or vote against, or abstain from voting on Item 2 described above by marking the proper box on the _____ proxy card. IF YOU HAVE SIGNED THE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE _____ PROXY CARD FOR ITEM 2.

VOTING PROCEDURES

                  According to the VISX's Definitive Proxy Statement, the voting procedures are as set forth below. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, EquiServe, L.P. (the "Inspector"), the VISX's Transfer Agent. The Inspector will also determine whether or not a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 19, 2001 will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

                  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold Authority" and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to ratify each other proposal.

                  Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed ________ proxy and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND, IN THE PROXY HOLDERS' DISCRETION, AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PROXY PROCEDURES

                  IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED _____ PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                  The accompanying _____ proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Revocation of Proxies

                  Any Stockholder who has mailed a gold proxy card to VISX may revoke it before it is voted by mailing a duly executed _____ Proxy Card to Barberry bearing a date LATER than the gold proxy card delivered to VISX. Proxies may also be revoked at any time prior to voting by: (i) delivering to the corporate secretary of VISX, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) delivering a duly executed proxy bearing a later date than the proxy delivered previously, or
(iii) by attending the Annual Meeting and voting in person.

                  Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Stockholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the _____ proxy card, even if you sell such shares after the Record Date.

COST AND METHOD OF SOLICITATION

                  Solicitation of proxies shall be made by Mr. Icahn. No other director, officer or employee of Barberry or its affiliates will be soliciting proxies.

                  Barberry has retained  _____________________  ("____________")
to conduct the solicitation, for which _________ is to receive a fee of approximately $___________, plus reimbursement for its reasonable out-of-pocket expenses. Barberry has agreed to indemnify _________ against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to __________ pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that ___________ will employ approximately _____ persons to solicit proxies from Stockholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of securities holders is ________ to date, and is estimated to be ___________ in total.

                  Costs related to the solicitation of proxies, including expenditures for attorneys, accountants, public relations and financial advisers, proxy solicitors, advertising, printing, transportation and related expenses, will be borne by Barberry and Mr. Icahn. Barberry and Mr. Icahn intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that the Nominees are elected to the Board of Directors of VISX, but do not intend to submit the issue of reimbursement to a vote of security holders.

CERTAIN INFORMATION REGARDING
ARRANGEMENTS/UNDERSTANDINGS WITH
RESPECT TO SECURITIES OF VISX

                  Mr. Icahn, High River, Barberry and Ms. Golden may be deemed to have an understanding with respect to securities of VISX as they may be deemed to constitute a "group" for the purposes of Section 13(d) of the Act. As a consequence of being deemed a "group", such parties are required to and have made any required Schedule 13D filings as a group. Such Schedule 13D filings are publicly available.

ADDITIONAL INFORMATION

                  Certain information regarding the securities of VISX held by VISX's Directors, nominees, management and 5% Stockholders is contained in VISX's Proxy Statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of Stockholders of VISX must be received by VISX for inclusion in VISX's proxy statement and form of proxy for that meeting is also contained in VISX's proxy statement and is incorporated herein by reference.

                  Barberry  assumes  no  responsibility   for  the  accuracy  or
completeness of any information contained herein which is based on, or incorporated by reference to, VISX's proxy statement.

                                          BARBERRY CORP.

Date: _________, 2001                     By: ________________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                                                      APPENDIX I

SUPPLEMENTAL NOMINEE AND OTHER INFORMATION

                  Set forth below is (a) the name and business address of each of the participants and their associates in the solicitation made pursuant to this Proxy Statement, and (b) the dates, types and amounts of each participant's purchases and sales of the Company's debt and equity securities within the past two years. Except for High River, Barberry and Ms. Golden, the only participants are the Nominees.

NAME AND                            DATE             NUMBER OF
BUSINESS                            OF               SECURITIES        CURRENT
ADDRESS                             TRANSACTION      PURCHASED         OWNERSHIP

Jerome M. Becker
NYS Housing Finance Agency          NONE
641 Lexington Avenue
New York, NY  10022

Russell D. Glass                    NONE
Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153

Carl C. Icahn (see transactions of Barberry and High River listed below) Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153

Samuel D. Waksal                    NONE
ImClone Systems, Inc,
180 Varick Street, 6th floor
New York, NY 10014

Paul J. Zegger                      NONE
Pennie & Edmonds LLP
1667 K Street, N.W.
Washington, DC 20006

Transactions Within the Past Two Years
in VISX Voting
Securities by Barberry and High River


                                                                                No. of Shares
                                                                                of Common Stock
                                                                                Purchased ("P") or Sold
                                                                                ("S")

Name                                                  Date

High River Limited Partnership                        5/12/00                           34,400   P

                                                      5/15/00                            3,100   P

                                                      5/16/00                            9,000   P

                                                      5/17/00                            2,000   P

                                                      5/19/00                           66,900   P

                                                      5/22/00                           24,000   P

                                                      5/23/00                           27,200   P

                                                      5/24/00                           13,600   P

                                                      5/25/00                           19,700   P

                                                      5/26/00                            4,000   P

                                                      5/30/00                            2,000   P

                                                      5/31/00                           17,600   P

                                                      6/1/00                            42,400   P

                                                      6/2/00                            10,000   P

                                                      6/5/00                             8,300   P

                                                      6/6/00                           167,400   P

                                                      6/7/00                            62,000   P

                                                      6/8/00                            48,000   P

                                                      6/9/00                            12,900   P

                                                      6/12/00                           55,100   P

                                                      6/13/00                           28,000   P

                                                      6/14/00                            3,900   P

                                                      8/15/00                           25,500   P

                                                      8/16/00                           54,600   P

                                                      8/17/00                           46,600   P

                                                      8/18/00                           53,100   P

                                                      8/23/00                           10,000   P

                                                      8/23/00                           40,400   P

                                                      8/28/00                           43,905   P

                                                      8/29/00                           43,800   P

                                                      8/30/00                           48,800   P

                                                      8/31/00                           62,200   P

                                                      9/01/00                          108,700   P

                                                      9/05/00                           39,200   P

                                                      9/06/00                          120,100   P

                                                      9/07/00                           70,000   P

                                                      9/08/00                           75,000   P

                                                      9/11/00                          100,000   P

                                                      9/11/00                           88,300   P

                                                      9/12/00                           50,000   P

                                                      9/13/00                           58,500   P

                                                      9/14/00                           48,500   P

                                                      9/15/00                           39,000   P

                                                      9/18/00                          103,500   P

                                                      9/20/00                          100,000   P

                                                      9/21/00                           73,500   P

                                                      9/22/00                           95,000   P

                                                      9/25/00                           55,800   P

                                                      9/26/00                          110,000   P

                                                      9/27/00                           95,000   P

                                                      9/28/00                           65,000   P

                                                      9/29/00                          150,600   P

                                                      10/02/00                         110,000   P

                                                      10/04/00                          50,000   P

                                                      10/05/00                          50,000   P

                                                      10/06/00                          50,000   P

                                                      10/17/00                         250,000   P

Barberry                                              10/10/00                         239,000   P

                                                      10/10/00                         240,000   P

                                                      10/12/00                         114,300   P

                                                      10/13/00                       1,700,000   P

                                                      10/18/00                         172,300   P

                                                      10/19/00                         200,000   P

                                                      10/20/00                         108,900   P

Transactions by Gail Golden                           6/5/00                             1,000   P

                                                      6/9/00                               100   P

                                                      7/24/00                              100   P

                                                      8/2/00                               100   P

                                                      8/8/00                                90   P

                                                      9/26/00                              100   P

                                                      2/26/01                              500   P




APPENDIX II

              On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern
District of New York against Carl C. Icahn, Icahn Associates Corp. and High River alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Exchange Act. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement.

              Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.

IMPORTANT

         1. If your shares are held in your own name, please mark, date and mail the enclosed _____ proxy card to our Proxy Solicitor, _______________________, in the postage-paid envelope provided.

         2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a _____ proxy card to be signed representing your shares.

         3. If you have already submitted a proxy to VISX for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominees by marking, signing, dating and returning the enclosed _____ proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to VISX. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

PROXY CARD

VISX, INCORPORATED
2001 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY
BARBERRY CORP.

                  The undersigned hereby appoints and constitutes Carl C. Icahn and Russell D. Glass as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of VISX, Incorporated (the "Company") to be held on May 4, 2001 at 8:00 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR, FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that Barberry Corp. designates.

                      SIGN, DATE AND MAIL YOUR PROXY TODAY

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)




    BARBERRY RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES AND FOR PROPOSAL 2

[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE.

         STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY.

         YOUR VOTE IS VERY IMPORTANT TO US.

1.       To elect the following five directors:                                 [     ] [     ]   [     ]
                                                                                  FOR   WITHHELD  ABSTAIN
         Jerome M. Becker
         Russell D. Glass
         Carl C. Icahn
         Samuel D. Waksal
         Paul J. Zegger

         INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name on the space provided below:

         ----------------------------------------------------------

                                                                                [     ]  [     ]   [     ]
2.       To ratify the appointment of independent public accountants.             FOR    WITHHELD  ABSTAIN


                                                                                [     ]  [     ]   [     ]
3.       To act upon such other matters as may properly come before the meeting   FOR    WITHHELD   ABSTAIN
         or any adjournment or postponement thereof.




                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING     [     ]

                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [     ]



         Please sign exactly as your name(s) appear on your stock certificate. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.

              ---------------------------------------------   ------------------
                   Signature(s) of Stockholder(s)                       Date

              ------------------------------------------------------------------
                  Title, if any

                  SIGNATURE (IF HELD JOINTLY):  ______________________________